Exhibit No. 10(d)

Constellation Energy

Group, Inc.

Benefits Restoration Plan

Amended and Restated Effective

January 1, 2009

TABLE OF CONTENTS

1.	Purpose and Nature of the Plan	1

2.	Definitions	1

3.	Plan Administration	2

4.	Eligibility	2

5.	Computation of Restoration Benefits	3

6.	For Benefits Earned and Vested Prior to January 1, 2005	3

7.	For Benefits Earned and Vested On or After January 1, 2005	6

8.	Compliance with Section 409A of the Code	9

9.	Miscellaneous	10

Appendix A

Appendix B

Appendix C

1.                                       Purpose and Nature of the Plan.  Constellation Energy Group, Inc. (the “Company”) established the Constellation Energy Group, Inc. Benefits Restoration Plan (the “Plan”) and maintains the Plan as an unfunded retirement plan for employees of the Company and its subsidiaries whose benefits under the Pension Plan of Constellation Energy Group, Inc. and the Nine Mile Point Pension Plan are affected by Internal Revenue Code Limitations.  The Plan is divided into sections that separately address benefits earned and vested on or after January 1, 2005, which are subject to Internal Revenue Code section 409A, and benefits earned and vested before January 1, 2005, which are “grandfathered” under Internal Revenue Code section 409A.

2.                                       Definitions.  All words beginning with an initial capital letter and not otherwise defined herein shall have the meaning set forth in the Pension Plan.   All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning specified below:

“Chairman” means the Chairman of the Board of Directors of Constellation Energy Group.

“Committee” means the Compensation Committee of the Board of Directors of Constellation Energy Group.

“Constellation Energy Group” means Constellation Energy Group, Inc., a Maryland corporation, or its successor.

“Internal Revenue Code Limitations” means the limitations under Sections 415 and/or 401(a)(17) of the Internal Revenue Code.

“Key Employee” means an employee listed each year by Constellation Energy Group on the Key Employee list as required by Treasury Regulation 1.409A-1(i), which shall generally be comprised of officers, and shall include but not be limited to: the 50 most highly paid officers having annual compensation greater than $130,000 (as adjusted from time to time); 5% owners; and 1% owners having annual compensation from Constellation Energy Group greater than $150,000 (as adjusted from time to time). Key Employees shall be identified as of December 31 of each year, and the List shall take effect on April 1 of the year following.

“Pension Plan” means the Pension Plan of Constellation Energy Group, Inc. as may be amended from time to time, the Nine Mile Point Pension Plan, or any successor plan.

“Plan” means the Constellation Energy Group, Inc. Benefits Restoration Plan.

“Plan Administrator” means, as set forth in Section 3, the senior human resources executive of Constellation Energy Group.

“Severance from Service Date” means: (i) for benefits earned and vested prior to January 1, 2005, the same as set forth in the Pension Plan; (ii) for benefits earned and vested on or after January 1, 2005, the date that the employee dies, retires, or otherwise has a termination of employment such that it is reasonably anticipated that the employee will perform no additional services, or the level of bona fide services performed would permanently decrease to no more than 20 percent of the average level of bona fide services performed in the immediately preceding 36-month period.

3.                                       Plan Administration.  The senior human resources executive of Constellation Energy Group is the Plan Administrator and has sole authority (except as specified otherwise herein) to interpret the Plan and, in general, to make all other determinations advisable for the administration of the Plan to achieve its stated objective.  Appeals of written decisions by the Plan Administrator may be made to the Chairman.  Decisions by the Chairman shall be final and not subject to further appeal.  The Plan Administrator shall have the power to delegate all or any part of his/her duties to one or more designees, and to withdraw such authority, by written designation.

4.                                       Eligibility.  Each employee of Constellation Energy Group or its subsidiaries whose Pension Plan benefits are reduced because of Internal Revenue Code Limitations, is a participant; provided, however that any such employee entitled to benefits payout under a plan listed in Appendix A is not a participant in this Plan; and provided further that employees or classifications of employees, designated by the Chairman (or if required by Constellation Energy Group’s corporate charter or by-laws, designated by the Committee), and reflected in Appendix B are also not participants in this Plan.

5.                                       Computation of Restoration Benefits.  A participant’s (or if applicable, Surviving Spouse’s or Alternate Beneficiary’s) benefits under this Plan will be calculated as set forth below:

(a)                            Compute without regard to Internal Revenue Code Limitations, but subject to any compensation limitations established by the Chairman (or if required by Constellation Energy Group’s corporate charter or by-laws, the Committee), shown in Appendix C, the participant’s Gross Pension under the Pension Plan based on the participant’s Severance from Service Date and assuming that benefit payments commence on the first of the month following the Severance From Service Date; provided, however, that if the participant is not eligible to have payments start under the Pension Plan as of such date, benefit payments will be assumed to commence on the participant’s Normal Retirement Date in the form of a single life annuity; and

Subtract from the above amount the participant’s Gross Pension amount under the Pension Plan using the same Benefit Commencement Date.

(b)                                 Or, if a participant dies before his/her Benefits Commencement Date, compute without regard to Internal Revenue Code Limitations but subject to any compensation limitations established by the Chairman (or if required by Constellation Energy Group’s corporate charter or by-laws, the Committee), shown in Appendix C, the participant’s Surviving Spouse’s or Alternate Beneficiary’s benefit under the Pension Plan based on payments commencing on the first of the month following the participant’s date of death; and

Subtract from the above amount the amount payable to the Surviving Spouse or Alternate Beneficiary under the Pension Plan based on payments commencing on the first of the month following the participant’s date of death.

6.             For Benefits Earned and Vested Prior to January 1, 2005

(a)           Form of payout of benefits - generally.  For a participant, the payout under this Plan will be a bi-

weekly payment, unless the participant makes a valid election to receive his/her payout in the form of a lump sum; however, if the present value of the participant’s Plan payout is under $50,000, it will be paid automatically in the form of a lump sum.  For this purpose, the present value of the Plan payout will be the amount that would be payable to a participant under paragraph (c) if he or she elected to receive a lump sum.

A participant may elect to receive his/her payout in the form of a lump sum by submitting to the Plan Administrator a signed election form. The form must be received by the Plan Administrator before the beginning of the calendar year during which the participant’s Severance From Service Date occurs.  The election to receive a payout in the form of a lump sum may be revoked at any time before the beginning of the calendar year during which the participant’s Severance From Service Date occurs, by submitting to the Plan Administrator a new signed election form.

(b)                                 Amount and timing of participant bi-weekly benefits payout.  A participant entitled to bi-weekly benefits payouts will receive bi-weekly payments based on the amount determined under Section 5; provided, however, that such amounts shall be reduced as applicable in accordance with the terms of the Pension Plan for (i) early receipt and (ii) if the participant elects to receive such payments in the form of a joint and survivor annuity, the cost of such annuity. Payments under this paragraph (b) shall commence effective with the first day of the month following the participant’s Severance From Service Date.  If such participant receives (or would have received but for the Internal Revenue Code limitations) cost of living adjustment(s) under the Pension Plan, the bi-weekly payments hereunder will be automatically increased based on the percentage of, and at the same time as, such adjustment(s).

Bi-weekly payments to the participant hereunder shall permanently cease upon the death of the participant, effective with the bi-weekly payment for the period following the month of the participant’s death.

(c)                                  Amount and timing of participant lump sum benefits payout.  A participant entitled to a lump sum benefit payout will receive a lump sum payment based on the same assumptions and procedures that are used for determining lump sums in the Pension Plan. Such lump sum payment shall be paid to the participant within 60 days after the participant’s Severance From Service Date.

(d)                                 Amount and timing of Surviving Spouse or Alternate Beneficiary payout.

i.                                          Before Benefit Commencement Date:  A Surviving Spouse or Alternate Beneficiary who is entitled to a Preretirement Survivor Annuity or a Preretirement Survivor Benefit under the Pension Plan shall receive a benefit payment under this Plan in the form of a lump sum equal to an amount determined under Section 5 and payable within 60 days after the participant’s death.

ii.                                       After Benefit Commencement Date:  A participant who is entitled to begin receipt of bi-weekly benefits payments under paragraph (b) of this Section may elect to provide a survivor benefit to his/her Surviving Spouse or Alternate Beneficiary (whichever is applicable) in the form of a joint and survivor annuity, the calculation of which is set forth in the Pension Plan.  Payments to either a Surviving Spouse or an Alternate Beneficiary under this Plan shall begin the first day of the month following the participant’s death. If the named Surviving Spouse or Alternate Beneficiary predeceases the participant, no survivor benefits are payable upon the participant’s death.

If a participant elects survivor coverage for the bi-weekly benefit payments under this Plan, the participant must provide all appropriate survivor benefit information in the timing and manner established by the Plan Administrator, before commencing benefit payments under paragraph (b) of this Section.

(e)                                  Death of participant entitled to lump sum payout.  In the event of the death of a participant after his/her

Severance From Service Date and before the participant receives the lump sum payment under paragraph (c), such lump sum payment shall be made to the participant’s Alternate Beneficiary; and if there is no Alternate Beneficiary, payment shall be made to the Surviving Spouse; and if there is no Surviving Spouse, payment shall be made to the participant’s beneficiary under the employer’s employee life insurance plan; and if there is no beneficiary under the employer’s employee life insurance plan, payment shall be made to the participant’s estate.  In the event of the death of a Surviving Spouse or Alternate Beneficiary after the participant’s death and before the Surviving Spouse or Alternate Beneficiary receives the lump sum payment under paragraph (d), such lump sum payment shall be made to the estate of the Surviving Spouse or Alternate Beneficiary (whichever is applicable.)   The lump sum payment shall be the same amount and made at the same time as set forth in paragraphs (c) and (d).

(f)                                    Source of Payments. All payments under this Plan shall be made from the general corporate assets of Constellation Energy Group.

7.                                       For Benefits Earned and Vested On or After January 1, 2005

(a)                                  Form of payout of benefits - generally.  For a participant, the payout under this Plan will be a bi-weekly payment, unless the participant makes a valid election to receive his/her payout in the form of a lump sum.  Notwithstanding the foregoing, if upon the occurrence of a Separation from Service the present value of the participant’s Plan payout is less than $50,000, it will be paid automatically in the form of a lump sum.  For this purpose, the present value of the Plan payout will be the amount that would be payable to a participant under paragraph (d)(ii) of this Section if he or she elected to receive a lump sum.

Participants who do not elect a lump sum may elect a joint and survivor form of annuity at any time prior to the Benefit Commencement Date.  Such joint and survivor annuity shall be actuarially equivalent to the participant’s single life annuity.  The cost of a joint and survivor benefit shall be borne by the participant.

(b)                                 Initial election of form of payment.  A participant may make an initial election to receive his or her payout in the form of a lump sum in the form and manner established by the Plan Administrator from time to time, but such initial election shall be made no later than 30 days after the first day of the participant’s taxable year immediately following the first year the participant accrues a benefit under the Plan.

(c)                                  Subsequent elections of form of payment.  The election to receive a payment in the form of a lump sum may be revoked at any time in the form and manner established by the Plan Administrator from time to time, but such revocation shall take effect no earlier than 12 months from the date the revocation is received by the Plan Administrator, and will delay the benefit commencement date five years from the date such payment would otherwise have been paid.

(d)                                 Amount and timing of participant benefits payout.

i.                                          Bi-weekly Payments. A participant entitled to bi-weekly benefits payouts will receive bi-weekly payments based on the amount determined under Section 5; provided, however, that such amounts shall be reduced as applicable in accordance with the terms of the Pension Plan for (A) early receipt, and (B) if the participant elects as set forth in paragraph (a) to receive such payments in the form of a joint and survivor annuity, the cost of such annuity. Payments under this paragraph (i) shall commence effective with the first day of the month following the participant’s Severance From Service Date.  If such participant receives (or would have received but for the Internal Revenue Code limitations) cost of living adjustment(s) under the Pension Plan, the bi-weekly payments hereunder will be automatically increased based on the percentage of, and at the same time as, such adjustment(s).

Bi-weekly payments to the participant hereunder shall permanently cease upon the death of the participant, effective with the bi-weekly payment for the period following the month of the participant’s death.

ii.                                       Lump sum payments.  A participant entitled to a lump sum benefit payout will receive a lump sum payment based on the same assumptions and procedures that are used for determining lump sums in the Pension Plan. Such lump sum payment shall be made within 60 days after the participant’s Severance From Service Date, and shall be paid to the participant.

iii.                                    Six-month delay for Key Employees. Notwithstanding the foregoing, a participant who is also a Key Employee shall receive no benefit payments under this Section 7 before the date that is six months after the participant’s Severance From Service Date.

(e)                                  Amount and timing of Surviving Spouse or Alternate Beneficiary payout.

i.                                          Before Benefit Commencement Date:  A Surviving Spouse or Alternate Beneficiary who is entitled to a Preretirement Survivor Annuity or a Preretirement Survivor Benefit under the Pension Plan shall receive a benefit payment under this Plan in the form of a lump sum equal to an amount determined under Section 5 and payable within 60 days after the participant’s death.

ii.                                       After Benefit Commencement Date:  A participant who is entitled to begin receipt of bi-weekly benefits payments under paragraph (d) of this Section 7, may elect to provide a survivor benefit to his/her Surviving Spouse or Alternate Beneficiary (whichever is applicable) in the form of a joint and survivor annuity, the calculation of which is set forth in the Pension Plan, at any time prior to Benefit Commencement Date.  Payments to either a Surviving Spouse or an Alternate Beneficiary under this Plan shall begin the first day of the month following the participant’s death. If the named Surviving Spouse or Alternate Beneficiary predeceases the participant, no survivor benefits are payable upon the participant’s death.

If a participant elects survivor coverage for the bi-weekly benefit payments under this Plan, the participant must provide all appropriate survivor benefit information in the timing and manner established by the Plan Administrator, before commencing benefit payments under paragraph (d)(i) of this Section.

(f)                                    Death of participant entitled to lump sum payout.  In the event of the death of a participant after his/her Severance From Service Date and before the participant receives the lump sum payment under paragraph (d)(ii), such lump sum payment shall be made to the participant’s Alternate Beneficiary; and if there is no Alternate Beneficiary, payment shall be made to the Surviving Spouse; and if there is no Surviving Spouse, payment shall be made to the participant’s beneficiary under the employer’s employee life insurance plan; and if there is no beneficiary under the employer’s employee life insurance plan, payment shall be made to the participant’s estate.  In the event of the death of a Surviving Spouse or Alternate Beneficiary after the participant’s death and before the Surviving Spouse or Alternate Beneficiary receives the lump sum payment under paragraph (e), such lump sum payment shall be made to the estate of the Surviving Spouse or Alternate Beneficiary (whichever is applicable.)   The lump sum payment shall be the same amount and made at the same time as set forth in paragraphs (d) and (e), except that there shall be no six-month delay for payments relating to the benefits of Key Employees.

(g)                                 Source of Payments. All payments under this Plan shall be made from the general corporate assets of Constellation Energy Group.

8.                                       Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that a payment is subject to section 409A of the Code, it shall be paid in a manner that will comply with section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy section 409A of the Code shall have no force and effect until amended to comply with Code section 409A (which amendment may be retroactive to the extent permitted by applicable law).

9.                                       Miscellaneous.  None of the benefits provided under this Plan shall be subject to alienation or assignment by any participant or beneficiary nor shall any of them be subject to attachment or garnishment or other legal process except (i) to the extent specially mandated and directed by applicable State or Federal law; or (ii) as requested by the participant or beneficiary to satisfy income tax withholding or liability.

This Plan may be amended from time to time, or suspended or terminated at any time, provided, however, that no amendment or termination shall impair the rights of any participant or beneficiary entitled to receive current or future payment hereunder at the time of such action.  All amendments to this Plan which would increase or decrease the compensation of any Officer of Constellation Energy Group, either directly or indirectly, must be approved by the Committee.  All other permissible amendments may be made at the written direction of the Plan Administrator.

Participation in this Plan shall not constitute a contract of employment between Constellation Energy Group or a subsidiary of Constellation Energy Group and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

The Plan is intended to be unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974.  To the extent that any person acquires a right to receive payments from Constellation Energy Group under this Plan, such rights shall be no greater than the right of any unsecured general creditor of Constellation Energy Group.

In the event Constellation Energy Group becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which Constellation Energy Group will not be the surviving corporation or in which the holders of the common stock of Constellation Energy Group will receive securities of another corporation (in any such case, the “New Company”), then the New Company shall assume the rights and obligations of Constellation Energy Group under this Plan.

This Plan shall be governed in all respects by Maryland law, without respect to any conflicts of laws principles.

APPENDIX A

Participants entitled to a benefit payout under the following Constellation Energy Group plans are not participants in this Plan:

1.               Senior Executive Supplemental Plan

2.               Supplemental Pension Plan

APPENDIX  B

Pursuant to Section 4 of the Plan, the following employees or classification of employees are ineligible to participate in this Plan:

None

APPENDIX  C

Pursuant to Section 5(a) of the Plan, compensation used to calculate benefits under this Plan is limited as follows:

For participants employed by Constellation Energy Commodities Group to perform functions such as marketing, trading or strategizing, as designated annually by CEG Human Resources, the bonus and incentive portion of a participant’s Final Average Pay or Average Annual Pay will be limited to a maximum of $200,000 per calendar year.